Exhibit 99.1

For more information, contact:

Linda Ford

DynTek, Inc.

949-271-6705

linda.ford@dyntek.com

DynTek CEO Steven J. Ross to Resign

DynTek Appoints COO Casper Zublin, Jr. as CEO;
Appoints CFO Robert Webber as President

Irvine, CA – May 26, 2005– DynTek, Inc. (OTCBB: DYTK, DYTKP, DYTKW), a leading provider of professional technology services, advanced network infrastructure, voice over internet protocol (“VOIP”), and IT security solutions announced today that Steven J. Ross, who served as the company’s Chairman, President and CEO has informed the board of directors that he is resigning those positions effective June 30, 2005 to pursue other opportunities. In order to effect a smooth transition, he will retain a board seat through September 30, and continue as a shareholder.

DynTek COO, Casper Zublin, Jr., will assume the role of CEO, and DynTek CFO and director, Robert Webber, will assume the role of President.  Both executives will also continue to oversee their current functions.

“We have faced many challenges at DynTek during the past few years,” said Ross.  “I am pleased with our progress, and to have led recent improvements in the company’s business.  That said, there are other things I want to pursue both professionally and personally, and I believe that this is the most suitable time to depart DynTek.  This is a great company, with a skilled management team that I assembled.  Although it was a very difficult decision, I leave DynTek and our outstanding employees under great leadership.”

“Steve is a gifted executive and motivator,” Zublin said. “We are very grateful for his contributions to the company.  Although we will miss his daily presence and style, as a company, DynTek is prepared to take on the challenges ahead.  I look forward to serving with Rob to lead our management team, and working with our outstanding regional sales and technical personnel to take the company to the next level of performance.”

“Steve brought the company through some tough times, and under his leadership, we have begun to turn things around,” said Webber.  “In our new roles, Casper and I look forward to executing our strategy, and particularly, to improving financial performance.”

About DynTek

DynTek is a leading provider of professional technology services to government, education and mid-market commercial customers in the largest IT markets nationwide.  The company provides solutions that address

- more -

the critical business needs of organizations today, such as IT security, voice and data convergence (VOIP), enterprise access and technology management.  Our practice areas incorporate an approach and methodology derived from over 18 years of experience in the assessment, design, implementation, management and support of technology solutions.  For more information, visit www.dyntek.com.

# # #

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers, the ability to finance and sustain operations, including the ability to comply with the terms of the Textron Factoring Facility and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company’s obligations to third parties, and ability to resolve successfully certain ongoing litigation over contract performance in the state of Virginia, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors, the ability to successfully integrate recent acquisitions, the ability to continue to implement an acquisition growth strategy, the ability to achieve financial targets, the retention of certain key managers, the performance of successful government and commercial technology services, the ability to develop and upgrade our technology, the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and product, the ability to maintain its securities on the NASD OTC Bulletin Board or other markets in the future, and such other risks and uncertainties included in our Annual Report on Form 10-K filed on September 29, 2004, our Quarterly Reports on Form 10-Q filed on November 15, 2004, February 14, 2005, and May 16, 2005, and other SEC filings. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.